Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@KraftHeinzCompany.com	ir@KraftHeinzCompany.com

THE KRAFT HEINZ COMPANY REPORTS SECOND QUARTER

2015 RESULTS FOR KRAFT FOODS GROUP, INC. AND

H.J. HEINZ HOLDING CORPORATION

PITTSBURGH, Pa. and NORTHFIELD, Ill. – Aug. 10, 2015 – The Kraft Heinz Company (NASDAQ: KHC) (“Kraft Heinz”) today reported second quarter results for Kraft Foods Group, Inc. (“Kraft”) and H.J. Heinz Holding Corporation (“Heinz”) for the periods ended June 27, 2015, and June 28, 2015, respectively. Kraft Heinz filed a Form 8-K with the U.S. Securities and Exchange Commission (“SEC”) containing a detailed discussion of Kraft’s second quarter results as well as a Form 10-Q containing a detailed discussion of Heinz’s second quarter results. Subsequent to the end of the second quarter, the company successfully completed the merger of Kraft and Heinz.

“The company is focused on the difficult and challenging process of integrating our two businesses,” said Kraft Heinz CEO Bernardo Hees. “We have a lot of hard work ahead of us as we continue to design our new organization, always putting our consumers first.”

The company remains confident in its ability to deliver against its initial financial expectations for the merger of Kraft and Heinz, including its expectation to generate aggressive, run-rate cost savings of $1.5 billion by the end of 2017, inclusive of savings from productivity and cost savings initiatives contemplated prior to the merger. As a matter of practice, however, Kraft Heinz does not expect to issue or update earnings guidance going forward.

Kraft Q2 2015 Results

•	Kraft Q2 net revenues decreased 4.9% and Kraft Organic Net Revenues[1] decreased 3.3%

•	Kraft Q2 diluted EPS of $0.92 included higher spending on cost savings initiatives and costs related to the merger with Heinz that were partly offset by gains on an asset sale and unrealized gains from hedging activities

	Three Months Ended		Year-over-year Change
($ in millions, ex. per share data)	June 27, 2015	June 28, 2014	Actual	FX	Other	Organic
Net Revenues	$4,515	$4,747	(4.9%)	(1.4%)	(0.2%)	(3.3%)
Operating Income	$923	$874	5.6%
Diluted EPS	$0.92	$0.80	15.0%

Kraft’s net revenues decreased 4.9 percent including a negative 1.4 percent impact from currency. Kraft Organic Net Revenues decreased 3.3 percent driven by a 2.6 percent decline from volume/mix and a 0.7 percent decline from lower net pricing. Volume/mix included an approximate one percentage point negative impact from the timing of Easter-related shipments and an approximate one percentage point negative impact from lower ready-to-drink beverage sales resulting from decreased promotional activity versus the prior year quarter as well as retail inventory shifts this year. Lower net pricing reflected pricing actions in the Cheese and Foodservice businesses related to lower dairy costs that were partially offset by the carryover impact of price increases taken in prior quarters.

Operating income of $923 million and diluted EPS of $0.92 included $56 million ($0.06 per diluted share) in spending on cost savings initiatives, $37 million ($0.04 per diluted share) in merger-related costs, a $21 million ($0.02 per diluted share) gain on the sale of assets, and $20 million ($0.02 per diluted share) in unrealized gains from hedging activities.

Excluding the impact of these factors in both years, operating income grew at a mid-single-digit rate and EPS grew at a double-digit rate. This growth was primarily driven by a combination of favorable commodity costs (mainly in the dairy and meat categories) net of pricing; lower selling, general and administrative (“SG&A”) expenses driven by reductions in less effective advertising spending; and lower manufacturing costs driven by net productivity. EPS growth was further enhanced by a lower effective tax rate and lower net interest expense versus the prior year quarter.

Free Cash Flow2 through the first six months of 2015 was $802 million, up from $454 million for the same period during the prior year, reflecting working capital improvements that more than offset an increase in capital expenditures.

Further discussion of Kraft’s second quarter results can be found in Kraft Heinz’s Form 8-K filed with the SEC on Aug. 10, 2015.

Heinz Q2 2015 Results

•	Heinz net sales decreased 4.1%; Heinz Organic Net Sales[3] grew 5.9%, driven by higher pricing across all segments and comparisons with SAP implementation in the prior year

•	Organic Adjusted EBITDA[4] grew 16.3% driven by increased sales and lower SG&A

	Three Months Ended		Year-over-year Change
($ in millions)	June 28, 2015	June 29, 2014	Actual	FX	Disposals	Organic
Net Sales	$2,616	$2,729	(4.1%)	(9.4%)	(0.6%)	5.9%
Adjusted EBITDA	$739	$693	6.7%	(9.1%)	(0.5%)	16.3%

Heinz’s sales declined 4.1 percent due to a negative 9.4 percent impact from foreign exchange translation and a 0.6 percent reduction from the divestiture of a frozen food business in the U.K.

Net pricing increased by 4.2 percent driven by higher pricing across all segments, primarily due to Latin America. Volume increased 1.7 percent driven by higher inventory stock at U.S. retailers in the first quarter of 2014 prior to the implementation of SAP, as well as raw material and packaging supply constraints in Venezuela. These volume gains were partially offset by volume declines due to the timing of the Ramadan festive season in Indonesia, volume declines due to reduced trade promotions in Russia, product rationalization in Europe, and category declines in Italy.

Adjusted EBITDA increased $46 million, or 6.7 percent, to $739 million, primarily driven by gross profit as a result of increased sales in North America and Venezuela, cost of goods sold (COGS) productivity initiatives, and an overall reduction in SG&A. These gains were partially offset by unfavorable foreign exchange translation rates in all segments and increased marketing spending in North America.

Further discussion of Heinz’s second quarter results can be found in Kraft Heinz’s Form 10-Q filed with the SEC on Aug. 10, 2015.

Listen-Only Call for Bondholders

There will be a listen-only call for bondholders available at 8 a.m. Eastern time on Friday, Aug. 14, 2015 that will review the results.

Listen-only conference call access (Aug. 14, 2015 at 8 a.m. Eastern):

U.S. Dial-in: (888) 350-0137

International Dial-in: (970) 315-0478

Conference ID: 1151430

Replay access (available from Aug. 14, 2015 to Aug. 28, 2015):

U.S. Dial-in: (855) 859-2056

International Dial-in: (404) 537-3406

Conference ID: 1151430

[1]	Kraft Organic Net Revenues is a non-GAAP financial measure and differs from Heinz Organic Net Sales presented in this release. Please see the discussion of non-GAAP measures and the reconciliation to GAAP at the end of this press release.
[2]	Kraft Free Cash Flow is a non-GAAP financial measure. Please see the discussion of non-GAAP measures and the reconciliation to GAAP at the end of this press release.
[3]	Heinz Organic Net Sales is a non-GAAP financial measure and differs from Kraft Organic Net Revenues presented in this release. Please see the discussion of non-GAAP measures and the reconciliation to GAAP at the end of this press release.
[4]	Heinz Adjusted EBITDA and Organic Adjusted EBITDA are non-GAAP financial measures. Please see the discussion of non-GAAP measures and the reconciliation to GAAP at the end of this press release.

ABOUT THE KRAFT HEINZ COMPANY

The Kraft Heinz Company (NASDAQ: KHC) is the third-largest food and beverage company in North America and the fifth-largest food and beverage company in the world, with eight $1 billion+ brands. A globally trusted producer of delicious foods, The Kraft Heinz Company provides high quality, great taste and nutrition for all eating occasions whether at home, in restaurants or on the go. The Company’s iconic brands include Kraft, Heinz, ABC, Capri Sun, Classico, Jell-O, Kool-Aid, Lunchables, Maxwell House, Ore-Ida, Oscar Mayer, Philadelphia, Planters, Plasmon, Quero, Weight Watchers Smart Ones and Velveeta. The Kraft Heinz Company is dedicated to the sustainable health of our people, our planet and our Company. For more information, visit www.kraftheinzcompany.com.

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Forward-Looking Statements

This press release contains a number of forward-looking statements. Words such as “expect,” “focus,” “continue,” “integrate,” “deliver,” “generate,” “remain,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding Kraft Heinz’s performance, financial expectations, and cost savings. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond Kraft Heinz’s control.

Important factors that affect Kraft Heinz’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, increased competition; Kraft Heinz’s ability to maintain, extend and expand its reputation and brand image; Kraft Heinz’s ability to differentiate its products from other brands; the consolidation of retail customers; changes in relationships with significant customers and suppliers; Kraft Heinz’s ability to predict, identify and interpret changes in consumer preferences and demand; Kraft Heinz’s ability to drive revenue growth in its key product categories, increase its market share, or add products; an impairment of the carrying value of goodwill or other indefinite-lived intangible assets; volatility in commodity, energy and other input costs; changes in Kraft Heinz’s management team or other key personnel; execution of its international expansion strategy; changes in laws and regulations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; failure to successfully integrate the businesses of Kraft and Heinz and achieve the anticipated cost savings and other benefits; Kraft Heinz’s ability to complete or realize the benefits from potential acquisitions, alliances, divestitures or joint ventures; economic and political conditions in the nations in which Kraft Heinz operates; the volatility of capital markets; increased pension, labor and people-related expenses; volatility in the market value of all or a portion of the derivatives Kraft Heinz uses; exchange rate fluctuations; disruptions in information technology networks and systems; Kraft Heinz’s inability to protect intellectual property rights; impacts of natural events in the locations in which Kraft Heinz or its customers, suppliers or regulators operate; Kraft Heinz’s indebtedness and ability to pay such indebtedness; Kraft Heinz’s dividend payments on its Series A Preferred Stock; tax law changes or interpretations; the tax treatment of Kraft Foods Group Inc.’s spin-off from Mondelēz International, Inc.; pricing actions; and other factors. For additional information on these and other factors that could affect Kraft Heinz’s forward-looking statements, see Kraft Heinz’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended June 28, 2015. Kraft Heinz disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Measures

To supplement the financial statements presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Kraft Heinz presents in this press release Kraft Organic Net Revenues and Free Cash Flow for the Kraft business and Heinz Organic Net Sales and Adjusted EBITDA for the Heinz business, which are considered non-GAAP financial measures. These respective measures, historically presented by Kraft and Heinz, and the presentations of these measures are intended to supplement investors’ understanding of operating results and liquidity. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the respective company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures presented may differ from non-GAAP measures presented by other companies, and other companies may not define these non-GAAP measures in the same way.

The company currently defines Kraft Organic Net Revenues as net revenues excluding the impact of transactions with Mondelēz International, acquisitions, divestitures (including the termination of a full line of business due to the loss of a licensing or distribution arrangement, and the complete exit of business out of a foreign country), currency and the 53rd week of shipments when it occurs. The company currently defines Heinz Organic Net Sales as total sales growth/(decline) excluding the impact of foreign exchange and acquisitions and divestitures.

Management believes that presenting Kraft Organic Net Revenues and Heinz Organic Net Sales are useful to investors because they (i) provide investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permit investors to view performance using the same tools that the respective management teams used to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating these results.

Free Cash Flow for Kraft is defined as cash flow from operations less capital expenditures. Free Cash Flow has historically been a tool for Kraft’s management to evaluate cash available for uses including investments in growth and product development and Kraft’s ability to generate cash while maintaining its fixed assets.

The company also presents EBITDA, Adjusted EBITDA, and Organic Adjusted EBITDA for Heinz. In this presentation, EBITDA is defined as net income/(loss) from continuing operations before net interest expense, provision for/(benefit from) income tax, depreciation (including accelerated depreciation for restructuring) and amortization. In this presentation, Adjusted EBITDA excludes the impact of share-based compensation and non-cash compensation expense, other operating (income) expenses, net, and all other specifically identified costs associated with projects, transaction costs, restructuring and related professional fees. Adjusted EBITDA has historically been a tool intended to assist Heinz’s management in comparing Heinz’s performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect Heinz’s core operations. In this presentation, Organic Adjusted EBITDA growth/(decline) excludes the impact of foreign exchange and acquisitions and divestitures. This measure can provide investors with a more complete understanding of underlying Adjusted EBITDA trends. The definitions of EBITDA, Adjusted EBITDA, and Organic Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

See the attached schedules for supplemental financial data and corresponding reconciliations of Kraft Organic Net Revenues, Heinz Organic Net Sales, Kraft Free Cash Flow, and Heinz Adjusted EBITDA for the relevant periods.

Schedule 1

Kraft

Condensed Consolidated Statements of Earnings

For the Three Months Ended

(in millions of dollars, except per share data) (Unaudited)

	June 27, 2015	June 28, 2014

Net revenues	$4,515	$4,747
Cost of sales[1]	2,972	3,226

Gross profit	1,543	1,521
Selling, general and administrative expenses[1]	620	647

Operating income	923	874
Interest and other expense, net	124	133

Earnings before income taxes	799	741
Provision for income taxes	248	259
Effective tax rate	31.0%	35.0%

Net earnings	$551	$482

Per share data:
Basic earnings per share	$0.93	$0.81

Diluted earnings per share	$0.92	$0.80

Weighted average shares of common stock outstanding:
Basic	592	595
Diluted	597	600

[1]	In the second quarter of 2015, Kraft recorded expenses of $56 million in cost savings initiatives. This was comprised of $29 million within cost of sales and $27 million within selling, general and administrative expenses. In the second quarter of 2015, Kraft also recorded $20 million of unrealized gains on hedging activities within cost of sales, $37 million of merger-related costs within selling, general and administrative expenses, and a gain on sale of assets of $21 million within selling, general and administrative expenses. In the second quarter of 2014, Kraft recorded expenses of $21 million in cost savings initiatives. This was comprised of $18 million within cost of sales and $3 million within selling, general and administrative expenses. In the second quarter of 2014, Kraft also recorded $19 million of unrealized losses on hedging activities within cost of sales.

Schedule 2

Kraft

Reconciliation of GAAP to Non-GAAP Information

Free Cash Flow

For the Six Months Ended

(in millions of dollars) (Unaudited)

	June 27, 2015	June 28, 2014
Net earnings	$980	$995
Depreciation and amortization	188	191
Receivables, net	(142)	(151)
Inventories	(8)	(349)
Accounts payable	(90)	44
Other	130	(90)

Operating cash flow	1,058	640
Capital expenditures	(256)	(186)

Free cash flow	$802	$454

Schedule 3

Heinz

Condensed Consolidated Statements of Income

For the Three Months Ended

(in millions of dollars) (Unaudited)

	June 28, 2015	June 29, 2014
Sales	$2,616	$2,729
Cost of products sold	1,665	1,844

Gross profit	951	885
Selling, general and administrative expenses	473	511
Merger related costs	34	—

Operating income	444	374
Interest income	10	6
Interest expense[1]	394	168
Other expense, net[2]	(255)	(43)

(Loss)/income before income taxes	(195)	169
(Benefit from)/provision for income taxes	(35)	34

Net (loss)/income	(160)	135
Less: Net income attributable to the noncontrolling interest	4	8

Net (loss)/income attributable to Heinz	$(164)	$127

Net (loss)/income attributable to Heinz	$(164)	$127
Less: Preferred dividends	180	180

Net loss attributable to common shareholders	$(344)	$(53)

Basic and diluted loss per common share:
Net loss attributable to common shareholders	$(0.91)	$(0.14)

Average common shares outstanding - basic and diluted	380	377

[1]	On June 28, 2015, all of Heinz’s interest rate swaps were de-designated from hedging relationships. As a result, $227 million of deferred losses reported in accumulated other comprehensive income were reclassified to earnings as interest expense.
[2]	Includes a $234 million foreign exchange devaluation loss which was recorded to other expense, net during the second quarter ended June 28, 2015. This loss relates to Heinz’s Venezuelan operations.

Schedule 4

Heinz

Reconciliation of GAAP to Non-GAAP Information

Adjusted EBITDA

For the Three Months Ended

(in millions of dollars) (Unaudited)

	June 28, 2015	June 29, 2014
Net (loss)/income	$(160)	$135
Interest expense, net	384	161
(Benefit from)/provision for income taxes	(35)	34
Depreciation, including accelerated depreciation for restructuring[1]	66	137
Amortization	23	26

EBITDA	$278	$493

Restructuring:
Severance related costs	8	30
Other restructuring costs[2]	2	25
Asset write-offs	25	3
Other special items[3]	27	37
Venezuela inventory writedown	49	—
Merger related costs[4]	34	—
Stock based compensation	3	1
Other expense, net[5]	255	42
Impairment loss on indefinite-lived trademarks	58	62

Adjusted EBITDA	$739	$693

[1]	Depreciation declined in Q2 2015 primarily due to accelerated depreciation related to factory closures recognized in the prior year.
[2]	Other restructuring costs primarily represent professional fees as well as contract and lease termination costs.
[3]	Includes project implementation costs and charges that Heinz management believes do not directly reflect Heinz’s core operations. The quarter ended June 28, 2015 includes pension related costs, lease impairment charges, severance charges, consulting and advisory charges, and contract termination fees. The quarter ended June 29, 2014 primarily represents incremental costs for additional warehousing and other logistics costs incurred related to the U.S. SAP go-live, which was launched in the second quarter of 2014.
[4]	Represents legal and professional fees associated with the merger with Kraft.
[5]	Q2 2015 includes a $234 million foreign exchange devaluation loss which was recorded to other expense, net during the second quarter ended June 28, 2015. This loss relates to Heinz’s Venezuelan operations.